                                                                       EXHIBIT 5


                               December 11, 1998



CNBC Bancorp
100 East Wilson Bridge Road
Worthington, Ohio 43085


Ladies and Gentlemen:

         Reference is made the Registration Statement on Form SB-2 ("Registration Statement") to be filed by CNBC Bancorp with the Securities and Exchange Commission on December 11, 1998 with respect to the issuance of up to 125,000 of its common shares, no par value ("Common Shares"). We are familiar with the Registration Statement and we have examined such documents and certificates and considered such matters of law as we deemed necessary for the purpose of rendering this opinion.

         Based upon the foregoing, we are of the opinion that the Common Shares to be offered pursuant to the Registration Statement, when issued in accordance with the provisions thereof, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Respectfully submitted,


                                         /s/ SQUIRE, SANDERS & DEMPSEY L.L.P.